Gold Banc                                                    Press Release

      Contact: Rick J. Tremblay
               Chief Financial Officer
               913.451.8050
               ricktremblay@goldbanc.com                        www.goldbank.com

For Immediate Release


               Gold Banc Announces Dismissal of Class Action Suit;
                Clarification of Comments Concerning Pending Sale

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      Leawood, Kansas - July 9, 2004 (Nasdaq: GLDB) - Gold Banc Corporation,
      Inc. ("Gold Banc") today announced that it has been informed that statements and quotes attributable to Gold Banc appear on the website DealAnalytics.com that contain information regarding the status of the pending merger with Silver Acquisition Corp., including the effect of the previously announced qui tam lawsuit on the merger. Gold Banc did not authorize these statements to be made and reiterates its previous statement that it is currently not in a position to determine what effect, if any, the qui tam lawsuit will have on the pending merger.

      The merger cannot be closed unless regulatory and shareholder approval have been obtained and the other conditions to closing have been satisfied or waived. Gold Banc notes, in this regard, that the Office of Thrift Supervision has updated its website (www.ots.treas.gov) to indicate that its decision due date with regard to Silver Acquisition's application has been moved to October 19, 2004. The actual approval date may be earlier or later contingent upon various factors, including Silver Acquisition's submission date of additional information requested by the OTS. Each time the OTS requests additional information, 45 days are added to the review process (30 days for the applicant to respond to the request and 15 days for the OTS to determine the sufficiency of the submitted information). On July 6, 2004, the OTS requested such additional information which triggered the new decision date referenced above. Once the application is deemed complete, the OTS generally has 60 days to render a decision, which time period is factored into the aforementioned decision date.

      Silver Acquisition has informed Gold Banc that it is taking all actions within its disposal to expedite the processing of its applications, including submitting the requested information well in advance of the allotted 30 day period. Gold Banc continues to be unable to predict whether regulatory approval will be received; or if such approval is received, the timing of receipt thereof, the expiration of any applicable waiting period thereafter, or the consummation of the merger.

      Unless extended by mutual agreement, the merger agreement can be terminated by Gold Banc or Silver Acquisition if the closing has not occurred by November 24, 2004.

      Gold Banc also announced the dismissal with prejudice of the class action lawsuit filed by Lori McBride on behalf of herself and other similarly situated stockholders against Gold Banc and nine of its directors alleging a breach of fiduciary duty by Gold Banc and the named directors in connection with the merger, which had been previously disclosed in Gold Banc's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

      Gold Banc will provide further information regarding the status of the pending merger only through a press release or in a filing with the Securities and Exchange Commission.

      -more







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      Gold Banc

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      About Gold Banc

      Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 43 banking locations. Gold Banc is traded on the NASDAQ under the symbol GLDB.

      Forward-Looking Statements

      This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

      These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business."

      Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.